UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2013

THE CORPORATE EXECUTIVE BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 2, 2013, The Corporate Executive Board Company (the “Company”), together with certain of its subsidiaries acting as guarantors, entered into Amendment No. 3 (the “Amendment”) to the senior secured credit agreement, dated as of July 2, 2012, as amended and restated on July 18, 2012, and as further amended and restated on August 1, 2012, with Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, the lenders party thereto from time to time, and Barclays Bank, PLC, as Syndication Agent.

The Amendment (i) replaced the existing term A loans with new refinancing term A-1 loans (the “Refinancing Term A-1 Loans”) in an aggregate principal amount of $269,625,000, which was fully drawn on August 2, 2013, (ii) established a new tranche of incremental term A-1 loans (the “Incremental Term A-1 Loans” and together with the Refinancing Term A-1 Loans, the “Term A-1 Loans”) in an aggregate principal amount of $253,750,000, which was fully drawn on August 2, 2013, and (iii) increased the existing revolving commitments with new tranche A revolving commitments (the “Tranche A Revolving Commitments” and the loans thereunder, the “Tranche A Revolving Loans”) in an aggregate principal amount of $100,000,000 for a total aggregate principal amount of $200,000,000, none of which was drawn in connection with the closing of the Amendment.

Amounts drawn under the Refinancing Term A-1 Loan tranche were used to prepay and terminate the Company’s existing term A loans. Amounts drawn under the Incremental Term A-1 Loan tranche were used to prepay and terminate the Company’s existing term B loans and pay transaction related fees and expenses. Amounts drawn under the new Tranche A Revolving Commitments are expected to be used for general corporate purposes.

The maturity date of all Term A-1 Loans is August 2, 2018. The principal amount of the Term A-1 Loans amortizes in quarterly installments equal to (i) for the first two years after the closing of the Amendment, approximately 2% of the original principal amount of the Term A-1 Loans and (ii) for the next three years thereafter, approximately 4% of the original principal amount of the Term A-1 Loans, with the balance payable at maturity. The termination date of all revolving commitments under the credit agreement, including the new Tranche A Revolving Commitments, is August 2, 2018. As of the closing, the Term A-1 Loans and Tranche A Revolving Loans will, at the option of the Company, bear interest at the Eurodollar Rate plus 2.25% or ABR plus 1.25%, as applicable, with future “step-downs” upon achievement of specified first lien net leverage ratios.

For additional information on the credit agreement as initially executed, please see the Current Report on Form 8-K filed by the Company on July 3, 2012 and the copy of the original credit agreement (including the forms of all security documents) filed as Exhibit 10.1 thereto. For additional information on the first and second amendments, please see the Current Report on Form 8-K filed by the Company on August 2, 2012 and the copy of the amendments filed as Exhibits 10.2 and 10.3 to the Quarterly Report on Form 10-Q filed by the Company on August 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CORPORATE EXECUTIVE BOARD COMPANY
(Registrant)

Date: August 2, 2013	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer